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                                                                     EXHIBIT 4.1


                              CERTIFICATE OF TRUST

                                       OF

                      STERLING BANCSHARES CAPITAL TRUST II

          This Certificate of Trust is being executed as of February 13, 2001 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").

          The undersigned hereby certifies as follows:

          1. Name. The name of the business trust is "Sterling Bancshares Capital Trust II" (the "Trust").

          2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Bankers Trust (Delaware)
          1011 Centre Road
          Suite 200
          Wilmington, Delaware 19805

          3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                    BANKERS TRUST (DELAWARE),
                                    as Delaware Trustee


                                    By:  /s/ Elizabeth B. Ferry
                                         -----------------------------
                                    Name:  Elizabeth B. Ferry
                                    Title:  Assistant Vice President
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                                    ADMINISTRATIVE TRUSTEE


                                    By:  /s/ George Martinez
                                         --------------------------
                                    Name:  George Martinez


                                    ADMINISTRATIVE TRUSTEE


                                    By:  /s/ Downey Bridgwater
                                         --------------------------
                                    Name:  Downey Bridgwater



                                    ADMINISTRATIVE TRUSTEE


                                    By:  /s/ Michael A. Roy
                                         --------------------------
                                    Name:  Michael A. Roy

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